UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of

earliest event reported):

October 1, 2004

World Omni Auto Receivables LLC

(Exact name of registrant and originator of the Trust as specified in its charter)

WORLD OMNI AUTO RECEIVABLES TRUST 2004-A

(Issuer with respect to the Notes)

Delaware

(State or other jurisdiction of incorporation)

333-100621-03

(Commission File Number)

52-2184798

(IRS Employer Identification No.)

WORLD OMNI AUTO RECEIVABLES LLC

190 Jim Moran Boulevard

Deerfield Beach, FL 33442

(Address of principal executive offices of registrant, including zip Code)

Registrant’s telephone number, including area code: (954) 429-2000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 5, 2004, the Registrant made available the Servicer’s Certificate for the month ending October 31, 2004, for World Omni Auto Receivables Trust 2004-A (the “Issuer”), which is attached as exhibit 20 hereto. On November 12, 2004, The Bank of New York, as Indenture Trustee (the “Indenture Trustee”) under the Indenture dated as of July 8, 2004 (the “Indenture”), between the Issuer and the Indenture Trustee, made regular monthly distributions to the holders of the Issuer’s Asset-Backed Notes, Classes A-1, A-2, A-3, A-4 and B. As part of such distributions, the Indenture Trustee made a monthly distribution of principal to the holders of the Class A-1 Asset-Backed Notes in an aggregate amount of $31,370,213.97 pursuant to the Indenture. This principal payment included $5,857,537.76 representing an amount for the period September 2-21, 2004, inclusive, related solely to collections on the pre-funding receivables (Subsequent Receivables), all of which amount was timely deposited into the Collection Account but was not directed by the Servicer to be distributed by the Indenture Trustee due to the principal distribution amount not being calculated properly to include those pre-funding collections. Throughout this period, the Issuer was at all times in compliance with its obligations to deposit payments into the Collection Account and to maintain sufficient credit enhancement and assets in relation to the outstanding amount of the Issuer’s Asset-Backed Notes. The Servicer for the Issuer’s Asset-Backed Notes has implemented more stringent procedures to its reporting system to ensure the proper inclusion of pre-funding collections.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits: See attached Exhibit 20

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD OMNI AUTO RECEIVABLES LLC
(Registrant)

Dated: November 12, 2004	By:	/s/ Victor A. De Jesus
Victor A. De Jesus, Vice President and
Chief Financial Officer
World Omni Financial Corp.
(Duly authorized Officer of the Servicer on behalf of the Trust)